Exhibit 99.2

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EDITED TRANSCRIPT

STFC—Q3 2012 State Auto Financial Earnings Conference Call

EVENT DATE/TIME: NOVEMBER 06, 2012 / 03:00PM GMT

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English State Auto Financial Corporation—CFO

Bob Restrepo State Auto Financial Corporation—Chairman, President and CEO

Scott Jones State Auto Financial Corporation—Chief Investment Officer

CONFERENCE CALL PARTICIPANTS

Paul Newsome Sandler O’Neill—Analyst

Bob Shirreffs KBW—Analyst

Ron Bobman Capital Returns—Analyst

Larry Greenberg Langen McAlenney—Analyst

PRESENTATION

Operator

Good morning, and welcome to the third quarter State Auto Financial Corporation analyst call. At this time all lines are in a listen only mode until the question and answer session. (Operator Instructions) Today’s call is being recorded. If you have any objections, you may disconnect at this time.

And now I’ll introduce your host for today’s conference, STFC Chief Financial Officer, Steve English.

Steve English—State Auto Financial Corporation—CFO

Thank you, Evan. Good morning and welcome to our third quarter 2012 earnings conference call. Today I’m joined by our Chairman, President and CEO, Bob Restrepo; Chief Investment Officer, Scott Jones; and our Chief Actuarial Officer, Matt Mrozek. Today’s call will include prepared remarks by our CEO, Bob Restrepo, and me, after which we will open the lines for questions.

Please note our comments today may be — may include forward-looking statements which, by their nature, involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release as well as in our Annual and Quarterly filings with the Securities and Exchange Commission to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information, was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com, under the investors section as an attachment to the press release. Now I’ll turn the call over to STFC’s President, Chairman, and CEO, Bob Restrepo.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you, Steve. And good morning, everyone. Third quarter results, we think, mask underlying improvements in our business and a brightening outlook. In the quarter, ex-catastrophe loss ratios improved in our personal insurance, business insurance, and Rockhill businesses. Catastrophes were mild relative to our five-year trend.

But this good news was offset by, first, the need to increase reserves for two terminated programs in our managing general underwriting unit, RED; secondly, the impact to our combined ratio resulting from the homeowner’s quota share reinsurance treaty in the quarter; and, third, lower investment income. Our third-quarter combined ratio of 110.2% included a loss reserve adjustment of $19.5 million for the two terminated RED programs, which added 7.5 points to our reported combined ratio.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

The underwriting loss was increased by another $13.1 million, or 5.8 percentage points, because of the quota share treaty impact. The net impact of these two factors increased our combined ratio by 14.5 percentage points. I don’t like but-fors any more than you do, but for these two significant factors, our combined ratio would have been 95.7%.

Year to date, our combined ratio is 110%, the net impact of the RED reserve adjustment through three quarters was 2.5 percentage points and the homeowner’s quota share reinsurance treaty reduced our combined ratio by 7/10 of a point. Our reported combined ratio ex-RED and without the homeowner’s quota share treaty would have been 106.2% through three quarters, putting us on track for a significantly improved year-end result.

In the third quarter, our net loss of $5.5 million or $0.14 per diluted share was a significant improvement over last year’s third-quarter loss of $58.7 million, or $1.46 per diluted share. State Auto Financial Corporation’s book value at the end of the third quarter was $18.30 a share, an increase of $0.48 from the second quarter and a $0.35 increase from our restated book value at year-end. Our current book value also includes a reduction of $2.45 a share for the deferred tax asset valuation allowance that we established at the end of the second quarter of last year.

Trailing four quarters return on equity result of 13.6% was impacted by some non-recurring items recognized in the fourth quarter of last year. Steve English will explain these following my comments.

Before I discuss the generally positive trends in our core personal, business, and specialty insurance segments, I’d like to give you some background on RED. When we acquired Rockhill in 2009, RED was a relatively new organization which had an agreement with Rockhill to build out a profitable book of business in the alternative risk transfer and program management market. For Rockhill it was an opportunity to diversify and achieve greater scale.

Following State Auto’s purchase of Rockhill we saw similar opportunity and a strategy to diversify into more casualty business and achieve greater scale in commercial lines. We began writing business through RED in late 2009.

Unfortunately, implementing this strategy proved to be difficult. Our initial focus — our initial hope was to focus on alternative risk transfer, but the market did not present — or it presented few acceptable opportunities.

In the program management area, we experienced some operational issues in providing technology to support RED’s business model, which also inflated our short-term expense ratio. Additionally, it became clear that balancing what we considered to be desirable program business that aligned with our risk management strategy, differed from RED’s production focus.

While 2010 results were reasonably good, 2011 results began to deteriorate and we experienced multiple technology issues. We quickly reduced new business writings and began re-pricing and re-underwriting the largest two programs. With continuing poor results, we began terminating programs, replacing the management team, and downsizing the business.

Even though we’ve had a complete operational overhaul, we are not exiting the program business. We’ve already integrated the remaining portion of RED’s business into Rockhill’s specialty programs organization.

We have an excellent team of Rockhill executives in place. We have an operating model that is much less risky. We have complete control now and oversight of all pricing, underwriting, and claim processes.

While this initiative made sense to us strategically, executing the plan had a very negative impact on what otherwise would have been a decent quarter and a significantly improved year. We faced up to the bad news quickly and put it behind us, so we could focus on improving our core business results. Let’s now turn to those core business results and discuss each of the three segments.

In personal lines, our personal auto loss ratio improved relative to the third quarter of last year because of lower catastrophe experience. Ex-catastrophe results were relatively flat from last year on both a quarterly and year to date basis.

We continue to experience higher bodily injury severity. This is partly because of new claim practices which establish initial case reserves as close to ultimate as possible. But we’re also seeing higher liability severity trends as it has been widely reported throughout the industry.

To offset these loss trends, we’ve increased rates 4.3% this year and our plan calls for somewhat higher pricing levels in 2013. As these price initiatives earn out, we expect improving margins on our largest and traditionally most profitable line.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Personal auto production, after accounting for the pooling change, is slightly negative, resulting from agency terminations and unprofitable catastrophe prone states and the residual impact of our aggressive homeowners underwriting and pricing actions. Speaking of homeowners, we saw significant improvement in our loss ratio with or without catastrophes and with or without the homeowners’ quota share reinsurance treaty. We targeted an ex-catastrophe loss ratio of 45% this year, and are increasingly confident that we’ll achieve it.

This year we’ll increase prices in homeowners by 15% and plan a comparable price increase in 2013. Along with mandatory deductibles, agency management actions, and insurance to value programs, we are well on the way to fixing this historically unprofitable line.

In the business insurance segment, loss ratios results were much improved in both catastrophe and non-catastrophe bases. Loss ratio results benefited from significantly lower catastrophe losses, better weather, fewer large losses, and more consistent case reserving practices. Third-quarter price per exposure increased 4.4% and we are seeing steady run rate increases. We expect a price increase in the 5% to 6% range by year end.

Business insurance production overall is rising from price increases, modest improvements in the economy, and the increased new business premiums.

Commercial automobile loss ratios improved both in the quarter and year to date. Commercial auto price per exposure is up 3.4% in the quarter and we expect to achieve a mid-digit — or mid-single digit run rate by year end. Production increased after adjusting for the pooling change, driven by a more new business, improved retention, and increased prices.

Commercial multi-peril loss ratio results also improved in both the non-CAT and CAT basis. Price per exposure is up over 5% for the quarter and we saw increased price, new business production, and improved retention driven by our BOP Choice line.

Commercial property results were significantly better. We had fewer large losses and significantly better catastrophe experience. Trends in this line are similar to commercial auto and commercial multi-peril. We are seeing price per exposure up 5.2%, better retention, and more new business.

General liability loss ratios were inflated a bit in the quarter, but significantly improved on a year to date basis. Price is increasing, but in the low single-digit range. As with the other commercial lines, the production benefited from price increases, better retention, and increased business flow.

In 2013, we’ll complete the implementation of a new pricing and underwriting capability that we call business insurance evolution. This will increase our pricing precision, underwriting discipline, and productivity, particularly for policies under $5000, which represents over 80% of our in-force business.

Specialty insurance results — still exceptionally strong performance in our Rockhill subsidiary and RTW in our monoline workers compensation business. Both segments continue to produce underwriting profits and healthy growth. Overall results were hurt by RED and by prior accident year development in a small book of workers’ compensation business written in our middle market unit.

As for RED, we terminated substantially all the business and have re-underwritten the small amount of business that we expect to retain.

Except for middle market, workers’ compensation is performing quite well. We remain cautious about the outlook, though, and careful about what kind of business we write and where we write it. Production in the specialty segment will be flat as growth in Rockhill and RTW is offset by the RED runoff.

With that, I’ll turn you over to Steve before we open it up for your questions.

Steve English—State Auto Financial Corporation—CFO

Thanks, Bob. Today I will give an update on the homeowner quota share treaty and make some brief comments on investment income, reinsurance other than the homeowner quota share treaty, and our reported trailing 12 month ROE. Our property results this past quarter were outstanding relative to last year in our historical third-quarter trends. As a result, you can see from schedule 2 of our investor packet, we ceded a net underwriting gain to our homeowner quota share partners.

On a year to date basis, the quota share results have improved our combined ratio by 7/10 of a point, as mentioned by Bob. We monitor each month our compliance with the terms of our treaty and I have no concerns that we will not meet our obligations in regards to pricing targets and exposure management.

Consistent with prior quarters, our overall level of investment income is lower, as a result of the pooling change in the homeowner quota share agreement. Beyond that, though, our investment in Treasury Inflation Protected Securities, or TIPS, can create some income statement volatility as amounts we record as investment income are impacted by changes in the CPI.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

For the quarter, our TIPS income was lower by $2 million compared to a year ago, and lower by $4.7 million on a year to date basis compared to a year ago. Total return, however, on the TIPS portfolio through September is 6.4%.

As Bob mentioned in his comments, we are seeing positive movement in our business insurance premium, due to price and increase in exposures. However, our net written premiums for business insurance, specifically the other liability line, is being impacted by a reinsurance change we mentioned last quarter.

Effective beginning July 1, 2012, we are no longer ceding umbrella premium under a former quota share treaty. And, instead, those risks are now subject to our casualty excessive loss treaty. Business insurance segment net written premiums included, $7.2 million of unearned premiums transferred as a result of terminating the umbrella quota share reinsurance arrangement.

For the three and nine months ended September 30, 2011, $3.4 million and $10.4 million of written premiums, respectively, were ceded under the terminated umbrella treaty. For the three and nine months ended September 30, 2012, the termination of this umbrella treaty accounted for 14.6 points and 4.7 points, respectively, of the net written premium growth compared to the three and nine months ended September 30, 2011, pro-forma net written premiums.

We reported a trailing ROE of 13.6%, which I would like to comment upon. The fourth quarter of 2011 included an unusual tax benefit caused by the quirky accounting exception we discussed last year, and was driven by an allocation between the income statement and other comprehensive income. As you may recall, we were required to book tax expense against other comprehensive income and then offset it with tax benefit in the income statement.

In addition, the fourth quarter included a $14.9 million post-retirement benefit curtailment gain as a result of our decision to no longer offer retiree health benefits for certain retirees. These two nonrecurring items are impacting our reported ROE.

And with that, we would like to open the line for any questions you may have.

QUESTION AND ANSWER

Operator

(Operator Instructions) Paul Newsome, Sandler O’Neill.

Paul Newsome—Sandler O’Neill—Analyst

Thank you, and good morning. Could you walk through cash dividend capacity; what you have at the holding Company and what can be dividended up from the subs to give us a sense of how the dividend can be paid and how much liquidity you have at the parent Company?

Steve English—State Auto Financial Corporation—CFO

Sure. The parent Company at September has roughly — Scott?

Scott Jones—State Auto Financial Corporation—Chief Investment Officer

Like — I think $26 million.

Steve English—State Auto Financial Corporation—CFO

$26 million in cash and securities on hand. The dividend capacity, of course, is based upon the statutory surplus of the insurance subsidiaries. That capacity, presently, on an annual basis is roughly $60 million.

So when you think about the parent Company’s ability to fund its operations, it collects fee income from the — from its wholly-owned subsidiary, which is Stateco Financial Services, which is our internal investment management company. It collects roughly $7 million or $8 million a year in free cash flow, presently. And then the combination of that, along with dividend capacity, which is roughly $60 million a year, as well as it does collect a certain amount of funds, Paul, from our employee stock purchase plan and things of that nature.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Paul Newsome—Sandler O’Neill—Analyst

Terrific. And then, I have to ask; the Hurricane Sandy — what kind of exposures should we be thinking about, if any?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

It’s early on, Paul. It’s Bob Restrepo. Obviously, from an industry standpoint, there is a lot of moving pieces. There’s questions about how hurricane and wind deductibles can be applied.

There’s questions about flood coverage versus wind coverage and storm coverage. And there’s also questions about the commercial exposure, particularly if it involves private flood. That’s from an industry perspective.

From our perspective, we do no business in New York and in New Jersey incidental business. We have some specialty accounts, but we’ve seen very little claim activity. In New York and New Jersey we are allowed by — the modeling firms indicate that maybe 70% of the losses will be. So we expect incidental claims in those two states.

Looking along the coastline, Virginia and Maryland are decent states for us, but we have traditionally been well inland, 50 miles or more inland. In Connecticut, it’s a fast-growing state for us. But we have a low presence in Fairfield County, which, at least anecdotally, we’ve heard is where — significant loss activity.

Surprising or not surprising, actually, the biggest area of storm activity we’ve had is in northeastern Ohio and in the Cleveland area and then over towards Youngstown and Mentor. As the storm exited through western Pennsylvania, it created a lot of flooding activity as well as some wind damage in northeastern Ohio. And that’s where we’ve had the bulk of our claims.

We really haven’t parsed through them enough to find out how much of — how many of the claims are flooding related, how many of those claims fall within the deductible. But we don’t expect nearly the same kind of exposure that some other northeastern carriers expect to see.

Paul Newsome—Sandler O’Neill—Analyst

Knock on wood. Thank you.

Operator

Bob Shirreffs, KBW.

Bob Shirreffs—KBW—Analyst

Good morning, Bob, Steve. (multiple speakers) You mentioned some development in workers’ comp. I was just wondering if you could discuss that a little bit more, and that’s separate from the $19.5 million, I’m assuming.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes, it is. And it’s not a significant amount. But overall, obviously industry results in workers’ compensation are poor.

We actually, in our legacy State Auto, which is focused on small business and our RTW business, have very good combined ratios. We are producing underwriting profits.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Over the past couple of years, we’ve written, as an accommodation, workers’ compensation business as part of middle market accounts. And we define middle market accounts as generally accounts that exceed $100,000 in premium. We had about 30 accounts that we identified as performing very poorly. We’ve terminated those and that’s what has contributed to the prior accident year development.

But again, it hurt our overall workers compensation line, but when you look at the entire enterprise, was overall didn’t have a material impact. And we (multiple speakers)

Bob Shirreffs—KBW—Analyst

Okay. (multiple speakers) Do you think you could break out the dollar value?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Pardon?

Bob Shirreffs—KBW—Analyst

Could you break out the dollar value?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

At the end of the year we’ll give a full report on development by line of business. We typically do that in the next analyst call.

Bob Shirreffs—KBW—Analyst

Okay. And then, just lastly, it looks like there were some negative CATs in homeowners. Could you break out current quarter versus prior quarter favorable for that?

Steve English—State Auto Financial Corporation—CFO

Why don’t I just give you some commentary as to why that is? And then, again, we typically cover that at year-end, but it’s interesting in this first year with the quota share because any favorable development that we are experiencing on property CAT reserve in the homeowner line, from 2011 and prior, are not shared with the quota share treaty. That’s a 2012 prospective treaty.

So, what you’re seeing going on in the numbers are a couple of things. One, we did report or did record some favorable development from 2011 prior. And then, secondarily, the large derecho storm that hit at the end of June, we actually revised a slightly downward our expectation of the homeowner losses from that storm as well.

Now that favorable development, because it’s on a 2012 storm, is subject to the quota share treaty. So you end up with somewhat odd-looking results because of that revaluation of the second quarter storm and the fact that prior year development is not shared with the quota share treaty.

Bob Shirreffs—KBW—Analyst

All right. That’s great. Thank you very much for the answers.

Operator

(Operator Instructions) Ron Bobman, Capital Returns.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Ron Bobman—Capital Returns—Analyst

Hi. Good morning. Thanks a lot. I was wondering how many claims you’ve received so far from Sandy?

Steve English—State Auto Financial Corporation—CFO

We can tell you a number, but, quite frankly, it’s a meaningless number, but so far it’s been under 2000.

Ron Bobman—Capital Returns—Analyst

Got you. And how about the mix of what — homeowners, commercial, and auto?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

The vast majority are homeowners. I mean, well over 80% of them are homeowners. And, obviously, what with flooding exposure, you would expect to see a lot of automobile comprehensive losses, but we just haven’t seen much of that at all. It’s virtually all property related, and virtually all of those are homeowners related.

And as we get into this, what we’ve experienced from prior CATs, particularly this year, because we’ve been increasing the mandatory wind deductibles, a lot of these claims that we would have traditionally paid are now falling within the increased homeowner deductible. So what we’ve seen in the derecho was a good example.

We’ve seen a higher percentage of our claims not covered because of the higher deductibles. It’s too soon to tell how that will play out with Sandy, but again, we don’t expect it to have the kind of impact in our results that some other folks will experience.

Ron Bobman—Capital Returns—Analyst

Bob, the deductible; obviously, there’s been a lot of public press with the state — I don’t know state commissioners or state governors — compelling or requesting the personal lines companies — the big ones in particular — to not cause the wind storm or hurricane elevated deductibles to be at play here, because this storm hit shore as just a wind storm and not a hurricane. I’m sorry. Is that different from the point you were just making?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Well, it is different because there are different types of deductibles. The deductible, obviously, we don’t have hurricane deductibles in Ohio. And that’s where we’ve had our biggest single volume of losses. But we do have wind deductibles, so we are not influenced by whether it’s a named storm or not.

Ron Bobman—Capital Returns—Analyst

Okay. Okay.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

If it’s wind-related, it’s subject to the deductible.

My experience on the east — our experience on the East Coast, though, a lot of these states are citing Connecticut last year and Irene where Governor Malloy influenced — I’ll use that term — influenced the industry to waive the deductible, and some deductibles were just strictly if a named storm hit. Our deductible really provided for a 36-hour period, that if it was a named storm within 36-hours and it hit land, the deductible applied. But that causes a lot of consternation and confusion within our independent agents when they have companies with different types of deductible structures.

So we made a business decision to waive it, particularly when the largest competitors in the state decided to waive it. We were one of the last companies standing. So we decided to — made a business judgment to waive it.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Our biggest concern was establishing a precedent and that concern is legitimate, but that’s what the other states are citing right now. If you did it for Connecticut, why don’t you do it for us?

Ron Bobman—Capital Returns—Analyst

Okay. And then did you — (multiple speakers)

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

(multiple speakers) industry. Let me put it that way.

Ron Bobman—Capital Returns—Analyst

Sorry, Bob. What did you say?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

It doesn’t bode well for the industry.

Ron Bobman—Capital Returns—Analyst

Right. And would you hazard a guess — I guess we’re at a sort of T+7 or T+8. Would you hazard a guess as to whether you received 90%, 70%, 50% of the ultimate claim count from this storm (multiple speakers)?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

It’s very early on. I can say the numbers are tailing off, but one of the things we learned from the derecho is these claims can be reported for six weeks after the event, and they tend to be less significant. We tend to get the most significant claims earlier on and I can tell you that we haven’t had any large (inaudible) losses in excess of $100,000. We have had no large losses reported to date.

And that gives us some feeling of comfort looking to the future, but it’s very, very early on for us to estimate what the total claim filing will be, as well as the total number of claims that are actually covered.

Steve English—State Auto Financial Corporation—CFO

Ron, this is Steve English. Our policy, typically, has been that at whatever point in time we are in a position to make an assessment of a storm estimate and if it rises to a certain level of materiality, we typically will put out a press release in that regard. But it’s just, at this stage, the reporting is early, the coverage decisions are premature, and we just flat don’t have an estimate yet.

Ron Bobman—Capital Returns—Analyst

In the past, whether it be derecho or Irene, at this point in time, would you have been three-quarters through the receipt flow of claims?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

No. No. I would guess maybe 25% to 30%.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Ron Bobman—Capital Returns—Analyst

I’m sorry—?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

25% to 30% (multiple speakers)

Ron Bobman—Capital Returns—Analyst

Would it have been submitted to you at T+8 in prior events?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. Maybe only a third of the claims (multiple speakers)

Ron Bobman—Capital Returns—Analyst

Okay. Okay. I’m not sure I understood exactly what you are saying.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

(multiple speakers) first week. No, these things, they’ll take 45 days to three months to really get — 45 days to get a reasonable handle; three months to get an absolute handle.

Ron Bobman—Capital Returns—Analyst

Okay. Thank you very much for the help. I appreciate it. And good luck, gentlemen.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Thank you.

Operator

Larry Greenberg, Langen McAlenney.

Larry Greenberg—Langen McAlenney—Analyst

Hi. Good morning. I was just wondering if you could discuss pricing trends relative to expected loss cost trends for both commercial and personal automobile.

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. We’re behind. Or we are roughly equal. We need additional price increases in both personal and commercial auto to get ahead of the loss curve, particularly from a bodily injury standpoint. So we are basically pricing to keep up with current loss trends, but we need to get ahead of the loss trend to improve our margin.

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NOVEMBER 06, 2012 / 03:00PM GMT, STFC - Q3 2012 State Auto Financial Earnings Conference Call

Larry Greenberg—Langen McAlenney—Analyst

And do you have plans to do that?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

Yes. Yes, we’ve actually exceeded our planned target for this year at the number I cited, roughly 4.5%, and we plan to have a higher price increase next year for both personal and commercial automobile.

Larry Greenberg—Langen McAlenney—Analyst

So is it fair to say you’ve been pushing price, and loss costs just keep moving up in line with what you are pushing on price?

Bob Restrepo—State Auto Financial Corporation—Chairman, President and CEO

The bodily injury, in particular, PIP is an issue, but bodily injury is definitely continuing to increase at a level beyond what we had originally expected in our price assumptions, yes.

Larry Greenberg—Langen McAlenney—Analyst

Great. Thank you.

Operator

At this time, we’re showing no other questions in queue.

Steve English—State Auto Financial Corporation—CFO

Okay. Well, thank you, Evan, and we want to thank all of you for participating in our conference call and for your continued interest and support of the State Auto Financial Corporation. We look forward to speaking with you again on our fourth quarter earnings call, which is currently scheduled for February 19, 2013. Thank you, and everyone have a good day.

Operator

This concludes today’s conference.

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